EXHIBIT 5
                                   EXHIBIT 23a

                         Opinion and Consent of Counsel
                               February 28, 2000

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia  30309-3610


Re:   BellSouth Savings and Security Plan

Dear Sirs:

I am Vice President and Associate General Counsel of BellSouth Corporation (the "Company") and Vice President and General Counsel of BellSouth Capital Funding Corporation. With reference to the registration statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 6,000,000 shares of Common Stock (par value $1.00 per share) of the Company (the "Shares"), which are to be offered pursuant to the BellSouth Savings and Security Plan (the "Plan"), I am of the opinion that:

     (1) the Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

    (2) all proper corporate proceedings have been taken so that the Shares have been duly authorized and, upon issuance and payment therefor in accordance with the Plan, will be legally issued, fully paid and non-assessable.

    (3) The provisions of the Plan are in compliance with the requirements of the Employee Retirement Income Security Act of 1974 pertaining to such provisions.

I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. I have assumed the authenticity of all documents submitted as originals and the conformity with the original documents of any copies of such documents submitted for examination.

   I hereby consent to any references to me contained in, and to the filing of this opinion with the Securities and Exchange Commission in connection with, the Registration Statement.

                                          Very truly yours,
                                          /s/   Mark D. Hallenbeck
                                          Mark D. Hallenbeck